EXHIBIT 14.3

                                                                     SCHEDULE II

                        SUPERCOM LTD AND ITS SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS



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                  DESCRIPTION                         BALANCE AT        CHARGED TO         BALANCE AT
                                                     BEGINNING OF       (DEDUCTED        END OF PERIOD
                                                        PERIOD         FROM) COSTS
                                                                       AND EXPENSES
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
Year ended December 31, 2001:
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         Allowance for doubtful accounts              1,200,000          -                  1,200,000
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Year ended December 31, 2002:
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         Allowance for doubtful accounts              1,200,000          -                  1,200,000
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Year ended December 31, 2003:
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         Allowance for doubtful accounts              1,200,000          2,133,000          3,333,000
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